Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 10, 2026, with respect to the financial statements of Annuity Investors Life Insurance Company, included in the Statement of Additional Information, incorporated herein by reference in this registration statement.

/s/ KPMG LLP

Columbus, Ohio

June 1, 2026

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 10, 2026, with respect to the subaccounts, which comprise Annuity Investors Variable Account B, and the related notes, including the financial highlights (collectively, the financial statements), included in the Statement of Additional Information, incorporated herein by reference in this registration statement.

/s/ KPMG LLP

Columbus, Ohio

June 1, 2026